Exhibit 99.1


                                                    Citizens Communications
                                                    3 High Ridge Park
                                                    Stamford, CT  06905
                                                    203.614.5600
                                                    www.czn.com

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FOR IMMEDIATE RELEASE

Contact
David Whitehouse
Senior Vice President & Treasurer
203.614.5708


      Citizens Communications Company to Participate in Analyst Conference

Stamford, Conn., May 16, 2008 -- Citizens Communications Company (NYSE:CZN) is scheduled to participate in the upcoming Lehman Brothers Worldwide Wireless and Wireline Conference in New York, New York. Citizens is scheduled to present Wednesday, May 28, 2008, at 1:45 p.m. Eastern Daylight Savings Time. The scheduled presenters are Maggie Wilderotter, Chairman and Chief Executive
Officer and Donald R. Shassian, Executive Vice President and Chief Financial Officer.

Lehman   Brothers   will  be   providing  an   audio-webcast   of  the  Citizens
Communications Company presentation which will be available for the live event as well for replay, at the following URL:

http://cc.talkpoint.com/LEHM002/052808a_jw/default.asp?entity=Citizens
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The webcast  replay will be available  within 24 hours after  conclusion  of the live event and will expire on August 26, 2008.

About Citizens Communications
Citizens Communications Company (NYSE: CZN) operates under the brand name of Frontier and offers telephone, television and Internet services in 24 states. More information is available at www.czn.com and www.frontieronline.com


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